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                                     AMENDMENT
                         1991 INCENTIVE AND COMPENSATION PLAN
                    Approved by Board January 10 and April 3, 1996
                        Ratified by Stockholders June 7, 1996


WHEREAS, Corvas International, Inc. previously adopted the 1991 Incentive Compensation Plan (the "Plan) and

WHEREAS, Section 11.2 of the Plan provides that the Plan may be amended by the Board contingent upon stockholder approval within twelve (12 months), such approval having been received on the date noted above;

NOW, THEREFORE, the Plan is amended as follows:

1.  Section 2.1(a) is deleted and replaced with the following:

    "The shares of stock subject to Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Awards, Dividend Equivalents or Stock Payments shall be Common Stock, initially shares of the Company's Common Stock as presently constituted, and the aggregate number of such shares which may be issued upon exercise of such options or rights or upon any such awards shall by adjusted upon the last day of each fiscal quarter of the Company following the date the amendment is adopted by the Board, shall be increased, if necessary, to equal 18% of the number of shares of Company's Common Stock issued and outstanding, less the number of shares issued pursuant to the Plan or subject to outstanding options or other awards under the Plan (other than under Section 3.3 of the Plan). Notwithstanding the foregoing, the number of shares issuable upon exercise of Incentive Stock Options shall not exceed 2,225,000 shares, nor shall any employee be granted options and/or stock appreciation rights under the Plan during a calendar year to purchase in excess of 750,000 shares of Common Stock."

2.  Section 10.1 is deleted and replaced with the following:

    Subject to Section 10.2, the Committee shall consist of at least two Directors, appointed by and holding office at the pleasure of the Board, each one of whom is a "disinterested person" in accordance with Rule 16b-3 or its successors and who is in the discretion of the Board, an "outside director" as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended."


This amendment is effective as of January 10, 1996.